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As filed with the Securities and Exchange Commission on May 22, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

FLOOR & DECOR HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	27-3730271 (I.R.S. Employer Identification Number)

2233 Lake Park Drive
Smyrna, Georgia 30080
(Address, including zip Code, of Principal Executive Offices)

Floor & Decor Holdings, Inc. Employee Stock Purchase Plan
(Full title of the plan)

Trevor S. Lang
Executive Vice President and Chief Financial Officer
Floor & Decor Holdings, Inc.
2233 Lake Park Drive
Smyrna, Georgia 30080
(404) 471-1634
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Monica J. Shilling, Esq. Proskauer Rose LLP 2049 Century Park East, 32nd Floor Los Angeles, California 90067 Tel (310) 557-2900 Fax (310) 557-2193	David V. Christopherson, Esq. Executive Vice President, Secretary and General Counsel Floor & Decor Holdings, Inc. 2233 Lake Park Drive Smyrna, GA 30080 Tel (404) 471-1634 Fax (404) 393-3540

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-Accelerated Filer ☒ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐ Emerging Growth Company ☐

         If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee

Class A Common Stock $0.001 par value per share	1,500,000	$46.25(2)	$69,375,000.00	$8,637.19

(1)
This Registration Statement on Form S-8 (this "Registration Statement") covers 1,500,000 shares of the Class A common stock, par value $0.001 per share (the "Common Stock"), of Floor & Decor Holdings, Inc. (the "Registrant") available for issuance under the Floor & Decor Holdings, Inc. Employee Stock Purchase Plan (the "ESPP"). In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers any additional shares of the Registrant that become issuable under the ESPP to prevent dilution by reason of any stock dividend, stock split, recapitalization or any similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding shares of Common Stock.

(2)
Estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $46.25 per share, which is the average of the high and low prices of the Common Stock, as reported on the New York Stock Exchange, on May 17, 2018.

 PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The information specified in Items 1 and 2 of Part I of the Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plans covered by this Registration Statement as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

        The following documents, which previously have been filed with the Securities and Exchange Commission (the "Commission"), are hereby incorporated by reference into this Registration Statement:

  (a)
  the Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 2017 filed with the Commission on March 5, 2018;

  (b)
  the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 29, 2018 filed with the Commission on May 3, 2018; and

  (c)
  the Registrant's Definitive Proxy Statement on Schedule 14A filed with the Commission on March 27, 2018;

  (d)
  the Registrant's Current Report on Form 8-K, filed with the Commission on May 18, 2018; and

  (e)
  the description of the Common Stock set forth in the Registrant's registration statement on Form 8-A (File No.001-38070) filed with the Commission on April 24, 2017 pursuant to Section 12 of the Exchange Act of 1934, as amended (the "Exchange Act").

        All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effectiveness of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all offerings of securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

        In no event, however, will any information that the Registrant discloses under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of this Registration Statement after the most recent effective date may modify or replace existing statements contained in this Registration Statement.

Item 4.    Description of Securities.

        Not applicable.

Item 5.    Interests of Named Experts and Counsel.

        Not applicable.

Item 6.    Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law (the "DGCL") authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

        The Registrant's certificate of incorporation and bylaws provide for indemnification of its directors, officers, employees, and other agents to the maximum extent permitted by the DGCL.

        In addition, the Registrant has entered into indemnification agreements with its directors and officers containing provisions that are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements require the Registrant, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

        The Registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his or her capacity as such.

Item 7.    Exemption from Registration Claimed.

        Not applicable.

Item 8.    Exhibits.

Exhibit Number	Exhibit Document
3.1	Restated Certificate of Incorporation of Floor & Decor Holdings, Inc. (filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-216000) and incorporated by reference herein).

3.2	Second Amended and Restated Bylaws of Floor & Decor Holdings, Inc. (filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-216000) and incorporated by reference herein).

4.1	Specimen Class A Common Stock Certificate (Filed as an exhibit to Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (File No. 333-216000) filed with the SEC on April 17, 2017, and incorporated by reference herein.)

4.2	Registration Rights Agreement, dated May 2, 2017, by and among Floor & Decor Holdings, Inc., Ares Corporate Opportunities Fund III, L.P., FS Equity Partners VI, L.P. and the other stockholders party thereto (Filed as an exhibit to Registrant's Form 8-K (File No. 001-38070) filed with the SEC on May 2, 2017, and incorporated by reference herein.)

4.3	Investor Rights Agreement, dated May 2, 2017, by and among Floor & Decor Holdings, Inc., Ares Corporate Opportunities Fund III, L.P., FS Equity Partners VI, L.P. and FS Affiliates VI, L.P. (Filed as an exhibit to Registrant's Form 8-K (File No. 001-38070) filed with the SEC on May 2, 2017, and incorporated by reference herein.)

5.1	Opinion of Proskauer Rose LLP.

Exhibit Number	Exhibit Document
23.1	Consent of Proskauer Rose LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1	Form of Floor & Decor Holdings, Inc. Employee Stock Purchase Plan. (filed as Annex A to the Registrant's Definitive Proxy Statement (File No. 001-38070) and incorporated by reference herein). #

99.2	First Amendment to Floor & Decor Holdings, Inc. Employee Stock Purchase Plan. #

#
Denotes a management contract or compensatory plan or arrangement.

Item 9.    Undertakings.

        (a)   The Registrant hereby undertakes:

            (i)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (1)   to include any prospectus required by Section 10(a)(3) of the Securities Act;

            (2)   to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

            (3)   to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i)(1) and (a)(i)(2) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

           (ii)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (iii)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Smyrna, State of Georgia, on May 22, 2018.

FLOOR & DECOR HOLDINGS, INC.
By:	/s/ THOMAS V. TAYLOR Thomas V. Taylor Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Thomas V. Taylor, David V. Christopherson and Trevor S. Lang, and each of them individually, with full power of substitution and resubstitution, his true and lawful attorney-in fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of us might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue of this Power of Attorney. This power of attorney may be executed in counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures		Title	Date

By:	/s/ THOMAS V. TAYLOR Thomas V. Taylor	Chief Executive Officer (Principal Executive Officer) and Director	May 22, 2018
By:	/s/ TREVOR S. LANG Trevor S. Lang	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 22, 2018
By:	/s/ NORMAN H. AXELROD Norman H. Axelrod	Chairman of the Board	May 22, 2018
By:	/s/ GEORGE VINCENT WEST George Vincent West	Vice Chairman of the Board	May 22, 2018

Signatures		Title	Date

By:	/s/ BRAD J. BRUTOCAO Brad J. Brutocao	Director	May 22, 2018
By:	/s/ MICHAEL FUNG Michael Fung	Director	May 22, 2018
By:	/s/ DAVID B. KAPLAN David B. Kaplan	Director	May 22, 2018
By:	/s/ RACHEL H. LEE Rachel H. Lee	Director	May 22, 2018
By:	/s/ JOHN M. ROTH John M. Roth	Director	May 22, 2018
By:	/s/ PETER M. STARRETT Peter M. Starrett	Director	May 22, 2018
By:	/s/ RICHARD L. SULLIVAN Richard L. Sullivan	Director	May 22, 2018
By:	/s/ FELICIA D. THORNTON Felicia D. Thornton	Director	May 22, 2018

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY